Exhibit 10.16

AMENDMENT NO. 1 TO SECURITY AGREEMENT

This AMENDMENT NO. 1 TO SECURITY AGREEMENT is made as of March 27, 2006 (the “Amendment”), by VIRTUAL RADIOLOGIC CORPORATION, a Delaware corporation f/k/a Virtual Radiologic Consultants, Inc. (the “Grantor”) and successor by merger to Virtual Radiologic Consultants, Inc., a Minnesota corporation, and ASSOCIATED COMMERCIAL FINANCE, INC. (“Lender”).

RECITALS:

A. The Grantor, another “Borrower” party and the Lender are the parties to that certain Letter Loan Agreement dated as of July 20, 2004, as amended by a letter amendment dated March 16, 2005, an Assumption Agreement and Amendment of Loan Agreement dated as of May 2, 2005 and a letter amendment dated November 11, 2005 (as so amended, the “Original Loan Agreement”).

B. As a condition to the effectiveness of the Original Loan Agreement and to extensions of credit thereunder, the Lender required that the Grantor execute and deliver to the Lender that certain Security Agreement dated as of even date with the Original Loan Agreement (the “Original Agreement”) in favor of the Lender and pursuant to which, among other things, the Grantor granted to the Lender a security interest in the “Collateral” described therein.

C. As a condition to the effectiveness of that certain letter amendment dated as of even date herewith among the Borrowers and the Lender further amending the Original Loan Agreement (the Original Loan Agreement as so amended and as it may be further amended, modified, supplemented, increased or restated from time to time being, the “Loan Agreement”), the Lender requires that the Grantor execute and deliver this Amendment.

D. Grantor has determined that the execution, delivery and performance of this Amendment are in its best business and pecuniary interest.

NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Grantor and Lender agree as follows:

1. Defined Terms. All capitalized terms used in this Amendment shall, except where the context otherwise requires, have the meanings set forth in the Original Agreement as amended hereby.

2. Amendments to Original Agreement. ARTICLE II of the Original Agreement is hereby amended to add the following as the second sentence thereof:

“Without limiting the generality of the foregoing, the Collateral shall include any right that Grantor may have to nominate a successor stockholder for any PSC pursuant to either: (i) any management agreement between such PSC and Grantor or any of its other Affiliates; or (ii) such PSC’s certificate of incorporation.”

3. Representations and Warranties. To induce the Lender to enter into this Amendment, the Grantor represents and warrants to the Lender as follows:

(a) The execution, delivery and performance by Grantor of this Amendment and any other document to be executed and/or delivered by Grantor in connection herewith have been duly authorized by all necessary corporate action, do not require any approval or consent of, or any registration, qualification or filing with, any government agency or authority or any approval or consent of any other person (including, without limitation, any shareholder), do not and will not conflict with, result in any violation of or constitute any default under, any provision of Grantor’s articles of incorporation or organization or bylaws, any agreement binding on or applicable to Grantor or any of its property, or any law or governmental regulation or court decree or order, binding upon or applicable to Grantor or any of its property and will not result in the creation or imposition of any security interest or other lien or encumbrance in or on any of its property pursuant to the provisions of any agreement applicable to Grantor or any of its property except pursuant to the Loan Documents to which Grantor is a party;

(b) The Original Agreement, as amended by this Amendment, remains in full force and effect and is the legal, valid and binding obligation of Grantor and is enforceable in accordance with its terms, subject only to limitations as to enforceability which might result from bankruptcy, insolvency, moratorium and other similar laws affecting creditors’ rights generally and subject to limitations on the availability of equitable remedies.

4. Reference to and Effect on the Loan Documents.

(a) From and after the date of this Amendment, each reference in the Original Agreement to “this Agreement”, “hereunder”, “hereof”, “herein” or words of like import referring to the Original Agreement and each reference in any other Loan Document to the “VRC INC Security Agreement”, “thereunder”, “thereof, “therein” or words of like import referring to the Original Agreement shall mean and be a reference to the Original Agreement, as amended by this Amendment.

(b) The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of the Lender under the Original Agreement nor constitute a waiver of any provision of the Original Agreement.

5. Governing Law. THE VALIDITY, CONSTRUCTION AND ENFORCEABILITY OF THIS AMENDMENT SHALL BE GOVERNED BY THE INTERNAL LAWS OF THE STATE OF MINNESOTA.

6. Headings. Section headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purpose.

7. Counterparts. This Amendment may be executed in separate counterparts and by separate parties in separate counterparts, each of which shall be an original and all of which taken together shall constitute one and the same Amendment.

8. Recitals. The Recitals hereto are incorporated herein by reference.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized as of the date first written above.

VIRTUAL RADIOLOGIC CORPORATION

By:	/s/ Sean O. Casey
Name:	Sean O. Casey
Title:	CEO

Subscribed and sworn to before me this 20th day of March, 2006.

/s/ Cynthia S. Riedel
Notary Public

ASSOCIATED COMMERCIAL FINANCE, INC.
By:	/s/ Kevin Flaherty
Name:	Kevin Flaherty
Title:	AVP & Relationship Manager

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